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                                                                     EXHIBIT 5.1

January 29, 1997

EURO TECH HOLDINGS COMPANY LIMITED
C/o Euro Tech (Far East) Ltd.
18/F Gee Chang Hang Centre
65 Wong Chuk Hang Road
Hong Kong

Gentlemen:

          RE: EURO TECH HOLDINGS COMPANY LIMITED

     We have acted as British Virgin Islands counsel to Euro Tech Holdings Company Limited (the "Company") in connection with its filing of its registration statement on Form F-1 (File No. 333-16277, the "Registration Statement") covering (i) 690,000 shares (the "Shares") of Common Stock $0.01 par value (the "Common Stock") including 90,000 additional shares of Common Stock to be sold by the Company to cover overallotments, if any (the "Overallotment Shares") (ii) 690,000 Common Stock purchase warrants to purchase one share of Common Stock (the "Warrants") (including 90,000 additional Warrants to be sold by the Company to cover overallotments, if any (the "Overallotment Warrants");
(iii) 690,000 shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") (including 90,000 additional shares of Common Stock issuable upon exercise of the Overallotment Warrants (the "Overallotment Warrant Shares"); (iv) 1,000,000 shares of Common Stock purchase warrants that are owned by certain warrantholders (the "Additional Warrants"); (v) 1,000,000 shares of Common Stock issuable upon exercise of the Additional Warrants (the "Additional Warrant Shares"); (vi) 60,000 warrants (the "Underwriter Warrants") issuable to May Davis Group, Inc. (the "Underwriter") to purchase 60,000 shares of Common Stock; (vii) 60,000 shares of Common Stock issuable upon exercise of the Underwriter's Warrants (the "Underwriter Warrant Shares"); (viii) 60,000 Common Stock Purchase Warrants issuable upon exercise of the Underwriter's Warrants (the "Underwriter Warrant Warrants"); and (ix) 60,000 shares of Common Stock issuable upon exercise of the Underwriter Warrant Warrants (the "Underwriter Warrant Warrant Shares"), all as more particularly described in the Registration Statement.

     In our capacity as British Virgin Islands counsel to the Company, we have examined the Company's Memorandum and Articles of Association, as amended to date, the consents of the Board of Directors of the Company containing resolutions authorizing the various transactions under the Registration Statement (the "Resolutions").

     With respect to factual matters, we have relied with your permission (without independent inquiry) upon statements contained in the Registration Statement and in the other documents we have reviewed. We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with the original documents of all documents submitted to us as conformed photostatic copies, the authenticity of all documents submitted to us as originals and the genuineness of all signatures on all documents submitted to us. In addition we have assumed that the Resolutions have not been amended or rescinded, the accuracy of any and all statements or representations of fact expressed or implied in the Registration Statement and the other documents reviewed by us, and that the transactions contemplated by the Registration Statement are not in contravention of any agreement to which the Company is a party.

     On the basis of the foregoing, we are of the opinion that:

          (i) The Shares and the Over allotment Shares covered by the Registration Statement have been validly authorized and will, when sold and paid for in full as contemplated by the Registration Statement, be legally issued, fully paid and non-assessable;
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          (ii) The Warrants, the Overallotment Warrants, the Additional
     Warrants, the Underwriter Warrants and the Underwriter Warrant Warrants have been validly authorized and will, when issued, sold and paid for in full as contemplated by the Registration Statement, be legally issued, fully-paid and non-assessable.

          (iii) The Warrant Shares, the Overallotment Warrant Shares, the Additional Warrant Shares, the Underwriter Warrant Shares and the Underwriter Warrant Warrant shares have been validly authorized and will, when issued sold and paid for in full as contemplated by the Registration Statement, be legally issued, fully-paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and our firm being named in the Registration Statement and the Prospectus section entitled "Legal Matters". By giving this consent, we do not acknowledge that we are an expert as term is defined in Section 7 of the United States Securities Act of 1933.

                                          Yours faithfully,

                                          SMITH-HUGHES, RAWORTH & MCKENZIE

                                          /s/  CHRISTOPHER MCKENZIE
                                          --------------------------------------
                                               Christopher Mckenzie